 Exhibit (a)(1)(B)
LETTER OF TRANSMITTAL
to Tender Shares of Common Stock
of
MERSANA THERAPEUTICS, INC.
at
$25.00 per share, net in cash, without interest plus one non-tradable contingent value right per share representing the right to receive certain contingent payments of up to an aggregate amount of $30.25 per each contingent value right in cash on the achievement of specified milestones on or prior to the applicable milestone outside dates
Pursuant to the Offer to Purchase dated December 5, 2025
by
EMERALD MERGER SUB, INC.
a direct wholly owned subsidiary of
DAY ONE BIOPHARMACEUTICALS, INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M., EASTERN TIME, ON JANUARY 5, 2026, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
The Depositary and Paying Agent for the Offer is:
Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 2. Mail or deliver this Letter of Transmittal, together with the certificate(s) representing your shares, to:
If delivering by mail:	If delivering by express mail, overnight courier or any other expedited service:
Computershare c/o Voluntary Corporate Actions-COY: MRSN P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare c/o Voluntary Corporate Actions-COY: MRSN Suite V 150 Royall Street Canton, Massachusetts 02021

VOLUNTARY CORPORATE ACTIONS, COY: MRSN
DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Holder(s) of Record (If blank, please fill in exactly as name(s) appear(s) on share certificate(s))	Shares Tendered (attach additional list, if necessary)
	Certificated Shares*		Book-Entry Shares
	Certificate Number(s) and/or Indicate Book-Entry*	Total Number of Shares Represented by Certificate(s) being Tendered*	Total Number of Book-Entry Shares Tendered

Total Shares
* Unless otherwise indicated, it will be assumed that all Shares described in the chart above are being tendered. See Instruction 4.
THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.
DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE FOR THE DEPOSITARY WILL NOT CONSTITUTE VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW, WITH A SIGNATURE GUARANTEE, IF REQUIRED, AND COMPLETE THE FORM W-9 SET FORTH BELOW, IF REQUIRED. PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.
ALL QUESTIONS REGARDING THE OFFER SHOULD BE DIRECTED TO THE INFORMATION AGENT, GEORGESON LLC, AT +1 866-486-4981 OR AT THE ADDRESS SET FORTH ON THE BACK PAGE OF THIS LETTER OF TRANSMITTAL.
IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS LETTER OF TRANSMITTAL OR ANY OF THE OTHER MATERIALS RELATED TO THE OFFER, YOU SHOULD CONTACT THE INFORMATION AGENT, GEORGESON LLC, AT +1 866-486-4981.
THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) THE HOLDERS OF SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS WHERE APPLICABLE LAWS OR REGULATIONS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF PURCHASER (AS DEFINED BELOW) BY ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION TO BE DESIGNATED BY PURCHASER.
This Letter of Transmittal is being delivered to you in connection with the offer by Emerald Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a direct wholly-owned subsidiary of Day One Biopharmaceuticals, Inc., a Delaware corporation (“Day One”), to purchase all of the issued and outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Mersana Therapeutics, Inc., a Delaware corporation (“Mersana”), at a purchase price of (i) $25.00 per Share (the “Upfront Cash Consideration”), net to the stockholder in cash, without interest and less any applicable tax withholding, plus (ii) one non-tradable contingent value right (each, a “CVR”) per Share, representing the right to receive certain contingent payments of up to an aggregate amount of $30.25 per CVR in cash, without interest, less any applicable tax withholding, upon the achievement of certain specified milestones on or prior to the applicable milestone outside dates in accordance with the terms and conditions set forth in the Contingent Value Rights Agreement (the “CVR Agreement”), to be entered into with a rights agent mutually agreeable to Day One and Mersana (the Upfront Cash Consideration plus the CVR, collectively, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase by Purchaser, dated December 5, 2025 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”). The CVR Agreement contains important terms, conditions and other provisions relating to any potential payment in respect of the CVRs. It is possible that no payment or a lower payment will become payable in respect of the CVRs. See Section 11 — “The Merger Agreement; Other Agreements — CVR Agreement” of the Offer to Purchase.
The Offer and withdrawal rights will expire at the Expiration Date. The term “Expiration Date” means one minute past 11:59 P.M., Eastern Time, on January 5, 2026, unless the expiration of the Offer is extended to a subsequent date in accordance with the terms of the Agreement and Plan of Merger, dated November 12, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among Mersana, Day One and Purchaser, in which case the term “Expiration Date” means such subsequent time on such subsequent date.
You should use this Letter of Transmittal if you are tendering Shares represented by stock certificates, or held in book-entry form on the books of Mersana’s transfer agent, Computershare Trust Company, N.A. (in such capacity, the “Transfer Agent”), or if the Shares are being tendered pursuant to the procedures for book-entry transfer as set forth in Section 3 of the Offer to Purchase or through The Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”) unless, in the case of Shares held or transferred in book-entry form or through ATOP, an Agent’s Message (as defined in Instruction 2 below) is being delivered to Computershare Trust Company, N.A., the depositary and paying agent for the Offer (in such capacity, the “Depositary”) in lieu of this Letter of Transmittal. Delivery of documents to DTC will not constitute delivery to the Depositary.
If any certificate representing any Shares you are tendering with this Letter of Transmittal has been lost, stolen, mutilated or destroyed, you should contact the Transfer Agent by phone at +1 (800) 736-3001 (toll free in the United States) regarding the requirements for replacement. You may be required to post a bond to secure against the risk that such certificates may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions, for a determination of whether you will need to post a bond and to permit timely processing of this documentation. See Instruction 10.
IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC, COMPLETE THE FOLLOWING (ONLY FINANCIAL INSTITUTIONS THAT ARE PARTICIPANTS IN DTC MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):
Name of Tendering Institution:
DTC Participant Number:
Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
Ladies and Gentlemen:
The undersigned hereby tenders to Emerald Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a direct wholly-owned subsidiary of Day One Biopharmaceuticals, Inc., a Delaware corporation (“Day One”), to purchase all of the undersigned’s above-described issued and outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Mersana Therapeutics, Inc., a Delaware corporation (“Mersana”), in exchange for a purchase price of (i) $25.00 per Share (the “Upfront Cash Consideration”), net to the stockholder in cash, without interest and less any applicable tax withholding, plus (ii) one non-tradable contingent value right (each, a “CVR”) per Share, representing the right to receive certain contingent payments of up to an aggregate amount of $30.25 per CVR in cash, without interest, less any applicable tax withholding, upon the achievement of certain specified milestones on or prior to the applicable milestone outside dates in accordance with the terms and conditions set forth in the Contingent Value Rights Agreement (the “CVR Agreement”), to be entered into with a rights agent mutually agreeable to Day One and Mersana (the Upfront Cash Consideration plus the CVR, collectively, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase by Purchaser, dated December 5, 2025 (the “Offer to Purchase”) and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”). The CVR Agreement contains important terms, conditions and other provisions relating to any potential payment in respect of the CVRs. It is possible that no payment or a lower payment will become payable in respect of the CVRs. See Section 11 — “The Merger Agreement; Other Agreements — CVR Agreement” of the Offer to Purchase.
The Offer and withdrawal rights will expire at the Expiration Date. The term “Expiration Date” means one minute past 11:59 P.M., Eastern Time, on January 5, 2026, unless the expiration of the Offer is extended to a subsequent date in accordance with the terms of the Agreement and Plan of Merger, dated November 12, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among Mersana, Day One and Purchaser, in which case the term “Expiration Date” means such subsequent time on such subsequent date.
The undersigned hereby acknowledges that Purchaser reserves the right to transfer or assign, from time to time, in whole or in part, to one or more of its direct or indirect wholly owned subsidiaries of Day One, without the consent of Mersana, the right to purchase the Shares tendered herewith.
Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), subject to, and effective upon, acceptance for payment of the Shares validly tendered herewith and not properly withdrawn prior to the Expiration Date in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Purchaser, all right, title and interest in and to all of the Shares that are being tendered hereby and any and all dividends, distributions, rights, other Shares or other securities issued or issuable in respect of such Shares on or after the date hereof (collectively, “Distributions”). In addition, subject to, and effective upon, acceptance for payment of the Shares validly tendered herewith and not properly withdrawn prior to the Expiration Date in accordance with the terms of the Offer, the undersigned hereby irrevocably appoints each of the designees of Purchaser as the attorneys-in-fact and proxies of the undersigned with respect to such Shares and any and all Distributions, with full power of substitution (such proxies and power of attorney being deemed to be an irrevocable power coupled with an interest in the Shares tendered by this Letter of Transmittal and any Distributions), to the full extent of such stockholder’s rights with respect to such Shares and any Distributions (a) to deliver certificates representing such Shares (the “Share Certificates”) and any and all Distributions, or transfer of ownership of such Shares and any and all Distributions on the account books maintained by The Depository Trust Company (“DTC”), together, in either such case, with all accompanying evidence of transfer and authenticity, to or upon the order of Purchaser, (b) to present such Shares and any and all Distributions for transfer on the books of Mersana, and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares and any and all Distributions, all in accordance with the terms and subject to the conditions of the Offer.

By executing this Letter of Transmittal (or taking action resulting in the delivery of an Agent’s Message (as defined below)), the undersigned hereby irrevocably appoints each of the designees of Purchaser as the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to the full extent of such stockholder’s rights with respect to the Shares tendered hereby and not properly withdrawn that have been accepted for payment by Purchaser and with respect to any and all Distributions. The designees of Purchaser will, with respect to such Shares and Distributions, be empowered to exercise all voting and any other rights of such stockholder, as they, in their sole discretion, may deem proper at any annual, special, adjourned or postponed meeting of Mersana’s stockholders, by written consent in lieu of any such meeting or otherwise as they, in their sole discretion, deem proper with respect to all Shares and any and all Distributions. This proxy and power of attorney shall be irrevocable and coupled with an interest in the tendered Shares and any and all Distributions. Such appointment is effective when, and only to the extent that, Purchaser accepts the Shares tendered with this Letter of Transmittal for payment pursuant to the Offer. Upon the effectiveness of such appointment, without further action, all prior powers of attorney, proxies and consents given by the undersigned with respect to such Shares and any and all associated Distributions (other than prior powers of attorney, proxies or consent given by the undersigned to Purchaser or Mersana) will be revoked, and no subsequent powers of attorney, proxies, consents or revocations (other than powers of attorney, proxies, consents or revocations given to Purchaser or Mersana) may be given (and, if given, will not be deemed effective).
Purchaser reserves the right to require that, in order for Shares to be deemed validly tendered, immediately upon Purchaser’s acceptance for payment of such Shares, Purchaser must be able to exercise full voting, consent and other rights with respect to such Shares and other related securities or rights, including voting at any meeting of stockholders of Mersana or executing a written consent concerning any matter.
The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer any and all of the Shares tendered hereby and any and all Distributions and, when the same are accepted for payment by Purchaser, Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that the same will not be subject to any adverse claims. The undersigned hereby represents and warrants that the undersigned is the holder of record of the Shares, or the Share Certificate(s) have been endorsed to the undersigned in blank, or the undersigned is a participant in DTC whose name appears on a security position listing as the owner of the Shares. The undersigned will, upon request, execute and deliver any additional documents deemed by Computershare Trust Company, N.A., the depositary and paying agent for the Offer (the “Depositary”) or Purchaser to be necessary or desirable to complete the sale, assignment and transfer of any and all of the Shares tendered hereby and any and all Distributions. In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of Purchaser any and all Distributions in respect of any and all of the Shares tendered hereby, accompanied by appropriate documentation of transfer and, pending such remittance and transfer or appropriate assurance thereof, Purchaser shall be entitled to all rights and privileges as owner of any such Distributions and may withhold the entire Offer Price or deduct from such Offer Price the amount or value thereof, as determined by Purchaser in its sole discretion.
It is understood that the undersigned will not receive payment for the Shares unless and until the Shares are accepted for payment and until the Share Certificate(s) owned by the undersigned (if any) are timely received by the Depositary at the address set forth above, together with such additional documents as the Depositary may require, or, in the case of Shares held in book-entry form, ownership of Shares is validly and timely transferred on the account books maintained by DTC, and until the same are processed for payment by the Depositary.
IT IS UNDERSTOOD THAT THE METHOD OF DELIVERY OF THE SHARES, THE SHARE CERTIFICATE(S) (IF ANY) AND ALL OTHER REQUIRED DOCUMENTS (INCLUDING DELIVERY THROUGH DTC) IS AT THE ELECTION AND RISK OF THE UNDERSIGNED AND THAT THE RISK OF LOSS OF SUCH SHARES, SHARE CERTIFICATE(S) (IF ANY) AND OTHER DOCUMENTS SHALL PASS ONLY AFTER THE DEPOSITARY HAS ACTUALLY RECEIVED THE SHARES OR SHARE CERTIFICATE(S) (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION (AS DEFINED BELOW)). IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED

REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY PRIOR TO THE EXPIRATION DATE.
The undersigned understands that the CVRs will not be transferable except (a) upon death of a holder by will or intestacy; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries of the holder upon the death of the holder; (c) pursuant to a court order; (d) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (e) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by DTC, or any successor thereto; or (f) to Day One or any of its subsidiaries, if at any time a holder abandons all of such holder’s remaining rights in a CVR by transferring such CVR to Day One or any of its subsidiaries without consideration therefor. The undersigned further understands that the CVRs will not be evidenced by a certificate or other instrument, will not have any voting or dividend rights, will not accrue interest and will not represent any equity or ownership interest in Day One or Mersana or any of their affiliates. The undersigned understands that the CVRs will be registered in the name of the undersigned. The undersigned understands that the CVRs will not be registered with the United States Securities and Exchange Commission or listed for trading.
All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal representatives, successors and assigns of the undersigned. Except upon the terms and subject to the conditions of the Offer to Purchase, a tender pursuant to this Letter of Transmittal is irrevocable.
The undersigned understands that the acceptance for payment by Purchaser of Shares tendered pursuant to one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances, upon the terms and subject to the conditions of the Offer, Purchaser may not be required to accept for payment any of the Shares tendered hereby. Without limiting the foregoing, if the Offer Price is amended in accordance with the terms of the Merger Agreement, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this Letter of Transmittal.
Unless otherwise indicated herein under “Special Payment Instructions,” please issue the check for the Upfront Cash Consideration in the name(s) of, and/or return any Share Certificates representing Shares not validly tendered or accepted for payment to, the holder(s) of record appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the Upfront Cash Consideration and/or return any Share Certificates representing Shares not validly tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the holder(s) of record appearing under “Description of Shares Tendered.” Subject to the terms and conditions of the CVR Agreement, please make all payments regarding the CVRs, if and to the extent they become due and payable, as directed herein for payment of the Upfront Cash Consideration and enter in the CVR register to be maintained by the rights agent pursuant to the CVR Agreement the name(s) and address(es) appearing on the cover page of this Letter of Transmittal for each registered holder. The undersigned recognizes that Purchaser has no obligation, pursuant to the Special Payment Instructions, to transfer any Shares from the name(s) of the registered holder(s) thereof if Purchaser does not accept for payment any of the Shares so tendered.
In the event that both the Special Delivery Instructions and the Special Payment Instructions are completed, please issue the check for the Upfront Cash Consideration and/or issue any Share Certificates representing Shares not validly tendered or accepted for payment (and any accompanying documents, as appropriate) in the name of, and deliver such check and/or return such Share Certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. Unless otherwise indicated herein in the box titled “Special Payment Instructions,” please credit any Shares validly tendered hereby or by an Agent’s Message and delivered by book-entry transfer, but which are not purchased, by crediting the account at DTC designated above. The undersigned recognizes that Purchaser has no obligation pursuant to the Special Payment Instructions to transfer any Shares from the name of the holder of record thereof if Purchaser does not accept for payment any of the Shares so validly tendered.
SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 4, 5 and 7)
To be completed ONLY if the check for the Upfront Cash Consideration for Shares validly tendered and accepted for payment is to be issued in the name of someone other than the undersigned.
Issue: ☐ Check to:
Name:
(Please Print)
Address:
(Include Zip Code)

(Tax Identification or Social Security Number)
SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 4, 5 and 7)
To be completed ONLY if Share Certificate(s) not validly tendered or not accepted for payment and/or the check for the Upfront Cash Consideration for Shares validly tendered and accepted for payment are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown in the box titled “Description of Shares Tendered” above.
Issue: ☐ Check and/or ☐ Share Certificates to:
Name:
(Please Print)
Address:
(Include Zip Code)
VOLUNTARY CORPORATE ACTIONS, COY: MRSN

IMPORTANT — SIGN HERE
(U.S. Holders Please Also Complete the Enclosed Form W-9. Please be advised, if you are an LLC or Other Classification, do not complete the enclosed Form W-9. You must complete an Internal Revenue Service (“IRS”) Form W-9. This form can be found on the IRS website at www.irs.gov. See “Limited Liability Company or Other Classification” on the back of this form for more information.)
(Non-U.S. Holders Please Obtain and Complete IRS Form W-8BEN or W-8BEN-E or Other
Applicable IRS Form W-8, which can be found on the IRS website at the IRS website at www.irs.gov)
(Signature(s) of Stockholder(s))
Dated:           , 20
(Must be signed by holder(s) of record exactly as name(s) appear(s) on Share Certificate(s) or on a security position listing or by person(s) authorized to become holder(s) of record by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5. For information concerning signature guarantees, see Instruction 1.)
Name(s):
(Please Print)
Capacity (full title):
Address:

(Include Zip Code)
Area Code and Telephone Number:
Tax Identification or Social Security No.:
GUARANTEE OF SIGNATURE(S)
(For use by Eligible Institutions only;
see Instructions 1 and 5)
Name of Firm:

(Include Zip Code)
Authorized Signature:
Name:

(Please Type or Print)
Area Code and Telephone Number:
Dated: , 20
Place medallion guarantee in space below:

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer
1.   Guarantee of Signatures for Shares.   No signature guarantee is required on this Letter of Transmittal (a) if this Letter of Transmittal is signed by the holder(s) of record (which term, for purposes of this Section 1, includes any participant in DTC’s systems whose name appears on a security position listing as the owner of the Shares) of the Shares tendered therewith, unless such holder or holders have completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on this Letter of Transmittal or (b) if the Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of the Security Transfer Agents Medallion Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Eligible Institution” and collectively, “Eligible Institutions”) (for example, the Securities Transfer Agents Medallion Program®, the New York Stock Exchange Inc. Medallion Signature ProgramSM and the Stock Exchanges Medallion Program®). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.
2.   Delivery of Letter of Transmittal and Share Certificates or Book-Entry Confirmations.   This Letter of Transmittal is to be completed by stockholders that are tendering Shares represented by Share Certificates or held in book-entry form on the books of the Transfer Agent, or if the Shares are being tendered pursuant to the procedures for book-entry transfer as set forth in Section 3 of the Offer to Purchase or through ATOP unless, in the case of Shares held or transferred in book-entry form or through ATOP, an Agent’s Message is being delivered to the Depositary in lieu of this Letter of Transmittal. Payment for Shares accepted for payment pursuant to the Offer will in all cases only be made after timely receipt by the Depositary of (i) to the extent the Shares are not already held with the Depositary, Share Certificates or a Book-Entry Confirmation (as defined in the Offer to Purchase) of a book-entry transfer of such Shares into the Depositary’s account at DTC pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) this Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer or a tender through DTC’s ATOP, an Agent’s Message in lieu of this Letter of Transmittal) and (iii) any other documents required by this Letter of Transmittal or the Depositary, in each case prior to the Expiration Date.
The term “Agent’s Message” means a message transmitted through electronic means by DTC in accordance with the normal procedures of DTC to, and received by, the Depositary and forming part of a Book-Entry Confirmation, that states that DTC has received an express acknowledgment from the participant in DTC tendering the Shares that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of, this Letter of Transmittal, and that Purchaser may enforce such agreement against such participant. The term “Agent’s Message” also includes any hard copy printout evidencing such message generated by a computer terminal maintained at the Depositary’s office.
THE METHOD OF DELIVERY OF THE SHARES (OR SHARE CERTIFICATES, IF ANY), THE AGENT’S MESSAGE, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. DELIVERY OF THE SHARES (OR SHARE CERTIFICATES, IF ANY), THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS WILL BE DEEMED MADE, AND RISK OF LOSS THEREOF SHALL PASS, ONLY WHEN THEY ARE ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER OF SHARES, BY BOOK-ENTRY CONFIRMATION WITH RESPECT TO SUCH SHARES). IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT THE SHARES (OR ANY SHARE CERTIFICATES), THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY PRIOR TO THE EXPIRATION DATE.
No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Shares for payment.

3.   Inadequate Space.   If the space provided on the cover page to this Letter of Transmittal is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate schedule attached hereto and separately signed on each page thereof in the same manner as this Letter of Transmittal is signed.
4.   Partial Tenders (Applicable to Certificate Stockholders Only).   If fewer than all of the Shares evidenced by any Share Certificate submitted are to be tendered, fill in the number of Shares which are to be tendered in the box entitled “Number of Shares Tendered” in the “Description of Shares Tendered.” In such cases, the balance of Shares evidenced by your old Certificate, but were not tendered by you, will be issued to you as book entry Shares as soon as practicable after the Expiration Date. All Shares represented by Share Certificates delivered to the Depositary will be deemed to have been tendered.
5.   Signatures on Letter of Transmittal; Stock Powers and Endorsements.   If this Letter of Transmittal is signed by the holder(s) of record of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Share Certificate(s) (if any) or book entry positions without alteration or any other change whatsoever.
If any Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.
If any tendered Shares are registered in the names of different holder(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Shares.
If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to Purchaser of their authority so to act must be submitted with this Letter of Transmittal.
If this Letter of Transmittal is signed by the holder(s) of record of the Shares listed and transmitted hereby, no endorsements of Share Certificates or separate stock powers are required unless payment is to be made to, or Share Certificates representing Shares not tendered or accepted for payment are to be issued in the name of, a person other than the holder(s) of record, in which case the Share Certificates representing the Shares tendered by this Letter of Transmittal must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the holder(s) of record appear(s) on the Share Certificates. Signatures on such Share Certificates or stock powers must be guaranteed by an Eligible Institution.
If this Letter of Transmittal is signed by a person other than the holder(s) of record of the Share(s) listed, the Share Certificate(s) must be endorsed or accompanied by the appropriate stock powers, in either case, signed exactly as the name or names of the holder(s) of record appear(s) on the Share Certificate(s). Signatures on such Share Certificates or stock powers must be guaranteed by an Eligible Institution.
6.   Transfer Taxes.   Except as otherwise provided in this Instruction 6, all transfer taxes with respect to the transfer and sale of Shares contemplated hereby shall be paid or caused to be paid by Purchaser. If payment of the Offer Price is to be made to, or (in the circumstances permitted hereby) if Share Certificates not validly tendered or accepted for payment are to be registered in the name of, any person other than the holder(s) of record or if tendered Share Certificates are registered in the name of any person other than the person signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the holder(s) of record or such person) payable on account of the transfer to such person, will need to be paid by such holder unless such holder establishes to the satisfaction of the Depositary that such transfer taxes have been paid or are not required to be paid.
7.   Special Payment and Delivery Instructions.   If a check for the Upfront Cash Consideration is to be issued, and/or Share Certificates representing Shares not validly tendered or accepted for payment are to be issued or returned to, a person other than the signer(s) of this Letter of Transmittal or to an address other than that shown in the box titled “Description of Shares Tendered” above, the appropriate boxes on this Letter of Transmittal should be completed.

8.   Requests for Assistance or Additional Copies.   Questions or requests for assistance may be directed to Georgeson LLC (the “Information Agent”) at its address and telephone number set forth below.
Additional copies of the Offer to Purchase, this Letter of Transmittal and other materials related to the Offer may be obtained at no cost to stockholders from the Information Agent. Additionally, copies of the Offer to Purchase, this Letter of Transmittal and any other materials related to the Offer are available free of charge at www.sec.gov. Stockholders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance.
9.   U.S. Federal Backup Withholding.   Under U.S. federal income tax laws, the Depositary may be required to withhold a portion of the amount of any payments made to certain stockholders (or other payees) pursuant to the Offer. To avoid such backup withholding, each tendering stockholder (or other payee) that is a United States person (as defined for U.S. federal income tax purposes, a “United States person”) is required to (a) provide the Depositary with a correct Taxpayer Identification Number (“TIN”) on a Form W-9, which is included herein, and to certify, under penalty of perjury, that such number is correct and that such stockholder or payee is not subject to backup withholding of U.S. federal income tax or (b) otherwise establish a basis for exemption from backup withholding. Failure to provide the information on a Form W-9 may subject the tendering stockholder or payee to backup withholding at the applicable rate (currently 24%), and such stockholder or payee may be subject to a penalty imposed by the IRS. See the enclosed Form W-9 and the instructions thereto for additional information.
Certain stockholders and other payees (including, among others, corporations and stockholders other than United States persons) are not subject to these backup withholding and reporting requirements. Exempt United States persons should indicate their exempt status on Form W-9. A tendering stockholder (or other payee) that is not a United States person should complete, sign, and submit to the Depositary the appropriate IRS Form W-8 in order to avoid backup withholding. A stockholder or other payee that is not a United States person may demonstrate an exemption from backup withholding by (a) providing the Depositary with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or other appropriate IRS Form W-8, signed under penalties of perjury, attesting to such stockholder or payee’s foreign status or (b) otherwise establishing an exemption. An appropriate IRS Form W-8 may be obtained from the Depositary or the IRS website (www.irs.gov). Holders that are not United States persons should consult their own tax advisors to determine which IRS Form W-8 is appropriate.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund or credit may be obtained from the IRS if eligibility is established and appropriate procedure is followed.
NOTE: FAILURE TO COMPLETE AND RETURN THE ENCLOSED FORM W-9, IRS FORM W-9 (OR APPROPRIATE IRS FORM W-8, AS APPLICABLE) MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE “IMPORTANT U.S. TAX INFORMATION” SECTION BELOW.
10.   Lost, Stolen, Mutilated or Destroyed Share Certificates.   In the event that any Share Certificate has been lost, stolen, mutilated or destroyed, the stockholder should promptly notify the Transfer Agent at +1 (800) 736-3001 (toll free in the United States). Upon the holder’s delivery of an affidavit of loss to the Depositary (and, if required by Day One or the Depositary, the posting by such holder of a bond in customary amount and upon such terms as may be reasonably required by Day One or the Depositary as indemnity against any claim that may be made against it or Mersana with respect to such Share Certificate), Day One shall cause the Depositary to deliver as consideration for the lost, stolen or destroyed Share Certificate the applicable right to receive the Offer Price from Purchaser payable in respect of the Shares represented by such Share Certificate, without interest and less any applicable tax withholding. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen or destroyed Share Certificates have been followed.
11.   Waiver of Conditions and Terms and Conditions and Offer.   Purchaser and Day One expressly reserve the right to (i) increase the Offer Price, (ii) waive any Offer Condition (as defined in the Offer to Purchase) and (iii) make any other changes in the terms and conditions of the Offer not inconsistent with the terms of the Merger Agreement, except that without Mersana’s prior written consent, Purchaser shall not (A) decrease the Offer Price, including by reducing the amount of the Upfront Cash Consideration or the amount or number of any of the milestone payments underlying the CVR to be paid per share of Mersana (other than certain specified exceptions under the Merger Agreement), (B) change the form of consideration payable in the Offer (other than the substitution of cash for the elimination of one or more milestone payment(s) for each CVR in an amount equal to the applicable maximum milestone payment payable for such eliminated milestone(s) for the CVR), (C) decrease the maximum number of total shares of Mersana sought to be purchased for payment in the Offer (other than certain specified exceptions under the Merger Agreement), (D) impose conditions or requirements to the Offer in addition to the Offer Conditions, (E) amend or modify any of the Offer Conditions in a manner that adversely affects any holder of shares of Mersana in its capacity as such, (F) change or waive the Minimum Condition (as defined in the Offer to Purchase), (G) extend or otherwise change the Expiration Date of the Offer, except to the extent permitted or required by the Merger Agreement, (H) provide any “subsequent offering period” within the meaning of Rule 14d-11 promulgated under the Exchange Act or (I) amend or modify the terms of the CVR or the CVR Agreement (other than as set forth in the definition thereof and other than the substitution of cash for the elimination of one or more milestone payment(s) for each CVR in an amount equal to the applicable maximum milestone payment payable for such eliminated milestone(s) for the CVR).
12.   Determination of Validity.   All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by Purchaser, in Purchaser’s sole discretion, which determination will be final and binding on all parties, subject to the rights of holders of Shares to challenge such determination with respect to their Shares in a court of competent jurisdiction and any subsequent judgment of any such court. Purchaser reserves the absolute right to reject any and all tenders determined by Purchaser not to be in proper form or the acceptance for payment of which may, in the opinion of the Purchaser’s counsel, be unlawful. Purchaser also reserves the absolute right to waive any defect or irregularity in the tender of any Shares of any particular stockholder, whether or not similar defects or irregularities are waived in the case of other stockholders. No tender of Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived to Purchaser’s satisfaction. None of Purchaser, Day One or any of their respective affiliates or assigns, the Depositary, the Information Agent or any other person will be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. Subject to the terms of the Merger Agreement and the rights of holders of Shares to challenge any interpretation with respect to their Shares in a court of competent jurisdiction and any subsequent judgment of any such court, Purchaser’s interpretation of the terms and conditions of the Offer (including this Letter of Transmittal and the instructions hereto) will be final and binding.
IMPORTANT: THIS LETTER OF TRANSMITTAL OR AN AGENT’S MESSAGE, TOGETHER WITH SHARE CERTIFICATE(S) OR BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE.
IMPORTANT U.S. TAX INFORMATION
Under U.S. federal income tax law, a stockholder (or other payee) whose tendered Shares are accepted for payment is required by law to provide the Depositary (as payer) with such stockholder’s (or other payee’s) properly certified TIN and certain other information on an IRS Form W-9 or valid substitute form or otherwise establish a basis for exemption from backup withholding (including by providing a properly completed and correct applicable IRS Form W-8). If such stockholder (or other payee) is a U.S. individual, the TIN is such stockholder’s (or other payee’s) social security number. If the Depositary is not provided with the correct TIN in the required manner or the stockholder (or other payee) does not otherwise establish its exemption from backup withholding (as described below), payments that are made to such stockholder (or other payee) with respect to Shares purchased pursuant to the Offer may be subject to backup withholding.
If backup withholding of U.S. federal income tax on payments for Shares made in the Offer applies, the Depositary is required to withhold 24% of any payments of the Offer Price made to the stockholder (or other payee). Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained from the IRS provided that the required information is timely furnished to the IRS.
Exempt Stockholders
Certain stockholders and other payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements. An exempt stockholder (or other exempt payee) that is a United States person should indicate its exempt status on IRS Form W-9 or a valid substitute form, in accordance with the instructions thereto. A stockholder (or other payee) who is a foreign individual or a foreign entity should complete, sign, and submit to the Depositary the appropriate IRS Form W-8. The appropriate IRS Form W-8 may be downloaded from the IRS’s website at the following address: www.irs.gov.
Please consult your tax advisor for further guidance regarding the completion of the IRS Form W-9 or valid substitute form, IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) to claim exemption from backup withholding. Failure to complete the IRS Form W-9 or valid substitute form (or appropriate IRS Form W-8, as applicable) will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Depositary to withhold a portion of the amount of any payments of the Offer Price pursuant to the Offer.

Reset Form

Computershare
PO Box 43006
Providence, RI 02940-3006
www.computershare.com/investor

Name

Address

City, State, Zip

Holder Account Number

Company Name

Use black ink. Print in CAPITAL letters inside the grey areas as shown in this example. A B C 1 2 3 X

Form W-9 Request for Taxpayer Identification Number and Certification

Dear Shareholder:
Our records indicate that your U.S. Social Security Number or Employer Identification Number is not certified. If this Form W-9 is not completed and returned, your account may be subject to backup withholding at the applicable tax rate on all dividends and sale proceeds. For joint tenant accounts, the TIN provided must belong to the first owner listed above to avoid backup withholding.

A. Taxpayer Identification Number (TIN)

Enter your TIN for the above registered name and address in the appropriate box. For individuals, this is your Social Security number (SSN). For other entities, it is your Employer Identification Number (EIN). COMPLETE ONLY ONE BOX.

Social Security Number **OR** Employer Identification Number

B. Federal Tax Classification

Check appropriate box (required); check only **ONE** of the following boxes:

☐ Individual ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/ Estate

Limited Liability Company (LLC) or Partnership, Trust/Estate or other classification

Do not use this form if you are an LLC, or if you are a Partnership, or Trust/estate with any foreign partners, owners, or beneficiaries, and you are providing this form **to a partnership, trust, or estate**. You must complete an IRS Form W-9. This form can be found on the IRS website at **www.irs.gov**.

C. Exempt Payee Code (if any)

If you are exempt from backup withholding, enter in the Exemptions box, any code that may apply to you. See Exempt payee codes on the back of this form.

Exemption from FATCA reporting code (if any)
Not Applicable
(Applies to accounts maintained outside the U.S.)

D. Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct Taxpayer Identification Number, and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined on reverse).
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct (defined on reverse).

Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature of U.S. Person (please keep signature within the box) Date (mm/dd/yyyy) / /

E28UW9

0407ID-PRV06 (rev. 8/24)-WEB

How to complete this form

Backup Withholding

The Internal Revenue Service (IRS) requires us to withhold taxes for the applicable rate of backup withholding for U.S. persons without a W-9 tax certification who are not otherwise exempt. Parties acting as disbursement agents must withhold and pay to the IRS the applicable tax rate of such payments under certain conditions. This is called "backup withholding." Payments that may be subject to backup withholding include interest, dividends, broker and barter exchange transactions, and royalties. Supplying us with your correct Taxpayer Identification Number (TIN),and signing this form will generally allow you to receive your payments without being subject to backup withholding. Failure to supply your TIN, or supplying us with an incorrect TIN, could result in a $50.00 penalty being assessed by the IRS.

Receipt of a completed Form W-9 will discontinue backup withholding unless otherwise required.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee
b. So-called trust account that is not a legal or valid trust under state law	The actual owner
5. Sole proprietorship or disregarded entity owned by an individual	The owner
6. Grantor trust filing under Optional Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, including interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following codes identify payees that are exempt from backup withholding:

1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2 – The United States or any of its agencies or instrumentalities other than an account maintained by an FFI

3 – A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities

4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities

5 – A corporation

6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

7 – A futures commission merchant registered with the Commodity Futures Trading Commission

8 – A real estate investment trust

9 – An entity registered at all times during the tax year under the Investment Company Act of 1940

10 – A common trust fund operated by a bank under section 584(a)

11 – A financial institution as defined under section 581

12 – A middleman known in the investment community as a nominee or custodian

13 – A trust exempt from tax under section 664 or described in section 4947

Definition of a U.S. Person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations Section 301.7701-7).

Exemption from FATCA reporting: If you are submitting this form for an account that is maintained in the United States, you are exempt from FATCA reporting.

Please return this completed form to the address listed on the first page in the top right corner.

DID YOU KNOW?

You can certify your account online by visiting us at the website on the reverse side of this form. While online, join the thousands of shareholders that have signed up for electronic delivery!

0407ID (rev. 8/24)

The Depositary for the Offer is:
If delivering by mail: Computershare c/o Voluntary Corporate Actions-COY: MRSN P.O. Box 43011 Providence, Rhode Island 02940-3011	If delivering by express mail, overnight courier or any other expedited service: Computershare c/o Voluntary Corporate Actions-COY: MRSN Suite V 150 Royall Street Canton, Massachusetts 02021
DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.
Questions or requests for assistance may be directed to the Information Agent at the address and telephone number listed below. Additional copies of the Offer to Purchase, this Letter of Transmittal and other materials related to the Offer may be obtained at no cost to stockholders from the Information Agent. Additionally, copies of the Offer to Purchase, this Letter of Transmittal and any other materials related to the Offer are available free of charge at www.sec.gov. Stockholders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance.
The Information Agent for the Offer is:
Georgeson LLC
51 West 52nd Street, 6th Floor
New York, NY 10019
Shareholders, Banks and Brokers Toll Free: (866) 486-4981
Email: mersana@georgeson.com